KRAMER LEVIN NAFTALIS & FRANKEL llp

August 31, 2010

E.I.I. Realty Securities Trust
717 Fifth Avenue, 10th Floor
New York, New York 10022

Re:	E.I.I. Realty Securities Trust

File No. 333-45959

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 18 to the Registration Statement No. 333-45959 on Form N-1A.

Very truly yours,

                                                                                                /s/ Kramer Levin Naftalis & Frankel LLP
Kramer Levin Naftalis & Frankel LLP

1177 AVENUE OF THE AMERICAS NEW YORK NY 10036-2714 PHONE 212.715.9100 FAX 212.715.8000 WWW.KRAMERLEVIN.COM ALSO AT 47AVENUE HOCHE 75008 PARIS FRANCE